Exhibit 99.2

June 8, 2015

GANNETT BOARD APPROVES COMPLETION OF
SPIN-OFF TRANSACTION

Separation Expected To Be Completed June 29, 2015;

TEGNA and new Gannett To Begin Trading Independently

McLEAN, VA — Gannett Co., Inc. (NYSE: GCI) today announced that its Board of Directors has approved completion of the previously announced separation transaction which will create two publicly traded companies: a broadcasting and digital company named TEGNA and new Gannett, which will retain the name Gannett Co., Inc. and will include its publishing properties and affiliated digital assets. Under the terms of the transaction, Gannett shareholders will retain their shares of Gannett (which will be renamed TEGNA) and receive one share of new Gannett for every two shares of Gannett stock they own on the record date of June 22, 2015, and new Gannett shares will begin “regular way” trading on June 29, 2015. The spin-off remains subject to the conditions described in the preliminary information statement filed on Form 10 with the U.S. Securities and Exchange Commission.

Gracia Martore, President and CEO of Gannett, will serve as President and CEO of TEGNA upon completion of the separation.  She said, “In just three weeks, we will create two industry leaders that will benefit greatly from enhanced strategic, operating, financial and regulatory flexibility as independent companies.  We believe strongly that this transaction will enhance performance, unlock shareholder value and give investors access to more targeted investment opportunities with trading valuations that better reflect the distinctive characteristics and growth profiles of both companies.”

Robert Dickey, who currently serves as President, Gannett U.S. Community Publishing, will become President and CEO of new Gannett following the close of the separation.  Mr. Dickey said, “We are incredibly excited about the opportunities this transaction creates for our shareholders, as well as our 19,600 employees who together serve our more than 110 local U.S. and UK communities each and every day.  We’ve made great strides in revolutionizing our content and delivery methods through our widely successful all access content subscription model and digital initiatives, as well as by leveraging our iconic USA TODAY brand to create USA TODAY local content editions. We look forward to accelerating this strong progress and delivering shareholder value as a more nimble and highly focused independent company.”

Ms. Martore added, “Like new Gannett, TEGNA will benefit from impressive scale and new opportunities following the separation.  TEGNA will be one of the largest and most geographically diverse broadcasters in the U.S. — reaching approximately one third of all television households nationwide, and will house leading digital businesses CareerBuilder and Cars.com. These tremendous advantages, coupled with the enhanced focus and flexibility afforded to TEGNA, are expected to drive strong margins, long-term, sustainable growth and value creation.”

Upon completion of the separation, TEGNA will trade on the New York Stock Exchange under the ticker symbol TGNA and new Gannett will trade under the symbol GCI.  Holders of Gannett common stock who sell Gannett shares regular way before June 29, 2015 will also be selling their right to receive shares of new Gannett common stock.  Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Gannett common stock before the distribution date.

Capital Structure

New Gannett initially will be virtually debt-free and expects to pay a regular cash dividend of $0.64 per share annually and to commence a $150 million share repurchase program to be completed over a three-year period.  It expects to continue to invest in the business through organic growth initiatives and potential acquisitions while returning capital to shareholders.  Concurrent with the separation, new Gannett expects to enter into a revolving credit facility of approximately $500 million to provide additional flexibility.

TEGNA, at separation, expects to enter into a new revolving credit facility of approximately $1.3 billion.  Gannett’s existing debt of approximately $4.4 billion will remain with TEGNA.  TEGNA has very significant cash flow to invest in its businesses to drive strong revenue growth while returning capital to shareholders.  TEGNA expects to pay a regular cash dividend of $0.56 per share annually which, combined with new Gannett’s  expected dividend, represents a 10% increase over the current Gannett dividend. TEGNA also plans to commence a $750 million share repurchase program to be completed over a three-year period.  Combined with the new Gannett authorization, this represents more than a doubling of the current Gannett share repurchase program.

Both companies will have leverage levels well below peer companies and will have the flexibility to adjust share repurchases based on business conditions, new opportunities, and other factors.

TEGNA Board of Directors

The Company also announced that, effective as of the completion of the separation, Henry McGee will serve on TEGNA’s Board of Directors.  As previously announced, current Gannett Board Chairman Marjorie Magner will serve as Chairman of TEGNA’s Board of Directors and Howard  Elias, Lidia Fonseca, Jill Greenthal, Gracia Martore, Scott McCune, Susan Ness, Bruce Nolop and Neal Shapiro also will serve as TEGNA directors.

New Gannett Board of Directors

Larry Kramer will retire from his position as President and Publisher of USA TODAY and is expected to become a director of new Gannett following the close of the transaction. The Company also announced that Debra Sandler and Chloe Sladden will serve on Gannett’s Board of Directors.  As previously announced, John Jeffry Louis will serve as Chairman of Gannett’s Board and President and CEO Robert Dickey, John Cody, Lila Ibrahim and Tony Prophet also will serve as directors.

New Director Biographies

Henry McGee is an accomplished broadcast media executive with a passion for journalism. Currently a senior lecturer at Harvard Business School where he teaches the required MBA course, Leadership and Corporate Accountability, and an elective course, The Moral Leader. Mr. McGee spent 34 years with Home Box Office, Inc. most recently serving as President of HBO Home Entertainment from 1995 to 2013.  He has been the recipient of numerous industry awards for his pioneering use of Internet-based marketing and early adoption of the high definition format for HBO’s releases.

Larry Kramer is a news industry veteran with a commitment to innovation and entrepreneurial spirit. He has served as President and Publisher of USA TODAY since May 2012, and will serve in that capacity until the date of the distribution. He was previously a media consultant and adjunct professor of Media Management at the Newhouse School of Communications at Syracuse University and has held a number of positions at CBS, including President of CBS Digital Media. He is also the Founder and former CEO of MarketWatch, Inc.

Debra A. Sandler is a broad-gauge executive with strong marketing and operating management experience as well as a record of creating and building leading businesses and iconic brands.  Most recently Ms. Sandler has been with Mars, Inc. where she served as Chief Health and Wellbeing Officer and President of Mars Chocolate, North America. Prior to that she spent 10 years with Johnson & Johnson where she held various positions including Worldwide President, McNeil Nutritionals LLC.

Chloe R. Sladden is a digital media executive who was instrumental in the success of Twitter, Inc., where she held the roles of Vice President, Media from 2012 to 2014 and Director, Media Partnerships from 2009 to 2012.  Currently, Ms. Sladden is the Co-Founder of #angels, an early stage investment group.

Forward Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the potential distribution of Gannett’s Publishing business to its shareholders and the expected financial results of the two companies after the separation. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. Such risks include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or may be waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Gannett or new Gannett and the availability and terms of financing. Economic, competitive, governmental, technological and other factors and risks that may affect Gannett’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

Advisors

Greenhill & Co. is acting as financial advisor on the separation transaction and Wachtell, Lipton, Rosen & Katz is acting as legal advisor.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an international media and marketing solutions company that informs and engages more than 115 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people — and the companies who want to reach them — with their interests and communities. For more information, visit www.gannett.com.

For media inquiries, contact:	For investor inquiries, contact:
Jeremy Gaines	Jeffrey Heinz
Vice President, Corporate Communications	Vice President, Investor Relations
703-854-6049	703-854-6917
jmgaines@gannett.com	jheinz@gannett.com

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